The information contained in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(5)
Registration No.333-270418
SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2025
PROSPECTUS SUPPLEMENT
(to Prospectus dated March 17, 2023)
$150,000,000 of Ordinary Shares

GH Research PLC
We are offering $150 million of ordinary shares, nominal value $0.025 per share. The public offering price is $    per share.
Our ordinary shares are listed on the Nasdaq Global Market, or Nasdaq, under the symbol “GHRS”. On January 31, 2025, the last reported sale price of our ordinary shares on Nasdaq was $10.60 per share.
Investing in our ordinary shares involves risks. See the section titled “Risk Factors” on page S-8 of this prospectus supplement and in the documents we incorporate by reference herein.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.
We have granted the underwriters a 30-day option to purchase up to $22.5 million of additional ordinary shares from us at the public offering price, less underwriting discounts and commissions.
Neither the Securities and Exchange Commission nor any state or other securities commission, has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The ordinary shares are expected to be delivered to purchasers on or about    , 2025.
Joint Book-Running Managers

Cantor	Stifel	RBC Capital Markets

Co-Lead Managers

Canaccord Genuity	Citizens JMP

The date of this prospectus supplement is    , 2025

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus. Before buying any of the ordinary shares that we are offering, you should carefully read both this prospectus supplement and the accompanying prospectus, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should look to the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
Neither the delivery of this prospectus supplement nor any offering made under it implies that there has been no change in our affairs or that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or any documents incorporated by reference is correct as of any date after their respective dates. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or any documents incorporated by reference is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
Neither we nor the underwriters have authorized anyone to provide you with any information or to represent as to anything different from, or not contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither we nor the underwriters take any responsibility and can make no assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the ordinary shares described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such ordinary shares in any circumstances in which such offer or solicitation is unlawful.
Neither we nor the underwriters have taken any action that would permit the offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any filed free writing prospectus in any jurisdiction where other action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus filed with the SEC must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares described in this prospectus supplement and the distribution of this prospectus supplement, the accompanying prospectus or any filed free writing prospectus outside of the United States.
This prospectus supplement is not a prospectus for the purposes of the Irish Companies Act 2014 (as amended), the EU Prospectus Regulation (EU) 2017/1129 (as amended), the European Union (Prospectus) Regulations 2019 of Ireland (as amended) or the Central Bank (Investment Market Conduct) Rules 2019 of Ireland. This prospectus supplement has not been approved by the Central Bank of Ireland, as competent authority under the Prospectus Regulation, or any equivalent authority in an European Economic Area member state. No offer of securities to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish or European prospectus law within the meaning of the above legislation.
This prospectus supplement, accompanying prospectus and documents incorporated by reference contain industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions or estimates. See “Cautionary Statement Regarding Forward-Looking Statements.” While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement, accompanying prospectus and documents incorporated by reference, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, and under similar headings in the other documents that are incorporated herein or therein by reference.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement, the accompanying prospectus and documents incorporated by reference to “GH Research” or the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to GH Research PLC, together with its consolidated subsidiary. The terms “dollar,” “U.S. Dollar,” “US$” and “$” refer to the lawful currency of the United States. References to our “ordinary shares” or “shares” refer to our ordinary shares, nominal value $0.025 per share. References to our “2023 Annual Report” refer to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 7, 2024.

PROSPECTUS SUPPLEMENT SUMMARY
Business Overview
We are a clinical-stage biopharmaceutical company dedicated to transforming the treatment of psychiatric and neurological disorders. Our initial focus is on developing our novel and proprietary mebufotenin therapies for the treatment of patients with treatment-resistant depression (TRD).
Our portfolio currently includes GH001, our proprietary inhalable mebufotenin product candidate and GH002, our proprietary intravenous mebufotenin product candidate. While GH001 is currently delivered via a vaporization device produced by a third party, we are developing a proprietary aerosol delivery device, which is currently in clinical investigation. We have completed two Phase 1 healthy volunteer clinical trials for GH001 (GH001-HV-101 and GH001-HV-103), in which administration of GH001 via inhalation was observed to be well tolerated at the investigated single dose levels and in an individualized dosing regimen (IDR), with intra-subject dose escalation within a single day. We have also completed a Phase 1/2 clinical trial in patients with TRD (GH001-TRD-102) and have recently completed the double-blind phase of a randomized, double-blind, placebo-controlled phase 2b trial in patients with TRD (GH001-TRD-201). Based on observed clinical activity in these clinical trials, we believe that administration of GH001 has the potential to induce ultra-rapid remissions as measured by the Montgomery–Åsberg Depression Rating Scale, or MADRS.
Recent Developments
On February 3, 2025, we reported the primary endpoint was met in a randomized, double-blind, placebo-controlled Phase 2b clinical trial with GH001 in patients with TRD, which is currently ongoing in Europe.

Patient Disposition & Characteristics

		GH001 (N=40)	Placebo (N=41)
Patient Disposition			
Completed double-blind part, n (%)		40 (100)	41 (100)
Discontinued double-blind part, n (%)		0 (0)	0 (0)
Age, years, mean (SD)		41.6 (11.4)	43.9 (10.9)
Female, n (%)		24 (60)	22 (53.7)
Race, white, n (%)		40 (100)	41 (100)
BMI, kg/m^2, mean (SD)		24.8 (4.3)	27.5 (6.3)
Previously used any psychedelic (lifetime)		4 (10)	5 (12.2)
Baseline Disease Characteristics			
HAM-D-17 Total Score, mean (SD)		24.9 (2.7)	24.6 (2.3)
MADRS Total Score, mean (SD)		29 (5.4)	28.2 (4.6)
Major Depressive Episode (MDE) History at Baseline			
Number of MDEs	Mean (SD)	2.1 (1.4)	2.0 (1.1)
	≥3, n (%)	14 (35.0)	13 (31.7)
Time since first depressive episode, years, mean (SD)		11.3 (9.7)	12.2 (8.4)
Duration of current MDE, weeks, mean (SD)		50.8 (28.3)	63.3 (106.9)
GH001 IDR Dose Received and Duration			
Total IDR dose received[1], n (%)	6 mg	9 (22.5)	0 (0)
	6, 12 mg	21 (52.5)	0 (0)
	6,12,18 mg	10 (25)	41 (100)
Duration of psychoactive effects, minutes, mean (SD)	6 mg (or PBO first dose)[2]	12.8 (9.1)	0.4 (2.3)
	12 mg (or PBO second dose)[2]	15.1 (9.8)	0.1 (0.8)
	18 mg (or PBO third dose)[2]	18.0 (15.2)	0.2 (1.1)

[1] For patients in the GH001/placebo groups, up to 3 doses of GH001 or placebo were administered;[2] Includes all patients who received respective dose of GH001/placebo, irrespective of total dose
Abbreviations: BMI = Body mass index; HAM-D-17 = Hamilton Rating Scale for Depression; MADRS = Montgomery-Åsberg Depression Rating Scale; MDE = Major Depressive Episode; IDR = Individualized dosing regimen; SD = Standard deviation' PBO = Placebo

2025© GH Research PLC, Strictly Confidential

Results: Safety
GH001 was well tolerated and no serious adverse events, or SAEs, were reported in the double-blind part of the trial.
•	All treatment emergent adverse events, or TEAEs, were mild or moderate with no severe adverse events observed.
•	The most common TEAEs in patients treated with GH001 were nausea, salivary hypersecretion, paresthesia, headache, and dysgeusia. There were no TEAEs of flashbacks reported.
•
No clinically significant changes were observed in any of the safety laboratory analyses or vital parameters, including heart rate, blood pressure and ECG, and there were no AEs related to vital signs.

•	There were no TEAEs leading to study drug withdrawal or early withdrawal from the double-blind part of the trial.
•
No dissociative state symptoms or sedation were observed at discharge after treatment with GH001 and 97.4% of patients were discharge ready within 1 hour of the last dose. Patients were not required to observe any post-discharge restrictions.

•	No evidence of treatment-emergent suicidal ideation or behavior or treatment-emergent BPRS+ symptoms were observed after treatment with GH001.

Overview of Adverse Events

Overview of Adverse Events: GH001 vs Placebo				
	GH001 N=40		Placebo N=41	
	Pts n (%)	Events n	Pts n (%)	Events n
Any TEAE[1]	29 (72.5)	81	3 (7.3)	7
Max severity of TEAEs[2]				
Mild	14 (35.0)	55	2 (4.9)	6
Moderate	15 (37.5)	26	1 (2.4)	1
Severe	0 (0)	0	0 (0)	0
Treatment-related TEAEs[3]	29 (72.5)	79	1 (2.4)	4
Device-related TEAEs	1 (2.5)	1	0 (0)	0
SAEs[4]	0 (0)	0	0 (0)	0
Treatment-related SAEs[3]	0 (0)	0	0 (0)	0
TEAEs leading to study drug withdrawal	0 (0)	0	0 (0)	0
TEAEs leading to early withdrawal from trial	0 (0)	0	0 (0)	0
AESIs	8 (20.0)	10	0 (0)	0
Death	0 (0)	0	0 (0)	0

Five Most Common TEAEs in Patients Treated with GH001		
MedDRA PT	GH001 N=40	
	Pts n (%)	Events n
Nausea	17 (42.5)	19
Salivary hypersecretion	8 (20)	10
Paresthesia	8 (20)	8
Headache	3 (7.5)	3
Dysgeusia	3 (7.5)	3

No TEAEs of flashbacks reported

[1]TEAE=AE that emerges after the start of study drug dosing having been absent pretreatment, or an AE that worsens in severity relative to a pretreatment onset
[2] Number of events for mild, moderate and severe TEAEs represents total number of events of each severity
[3]Treatment-related TEAE/SAE is any TEAE/SAE that is possibly or probably related to the study drug
[4]SAE=any untoward medical occurrence of effect at any dose that a) results in death, b) is life threatening, c) requires inpatient hospitalization or prolongation of hospitalization, d) results in persistent or significant disability or incapacity, e) is a congenital anomaly or birth defect, f) any other important medical event
Abbreviations: AESI = Adverse event of special interest; Pts = Patients; SAE = Serious adverse event; TEAE = Treatment-emergent adverse event; MedDRA = Medical dictionary for regulatory activities; PT = Preferred term;

2025© GH Research PLC, Strictly Confidential

Results: Efficacy
The primary endpoint of the trial was met with a significant reduction from baseline of -15.2 points in Montgomery-Åsberg Depression Rating Scale (MADRS) total score on Day 8 after administration of GH001, compared with +0.3 points in the placebo group (difference of -15.5 points, p<0.0001).

Primary endpoint: GH001 led to -15.5 mean MADRS reduction from baseline on Day 8 compared with placebo (p<0.0001)

LS Mean (±SE) of Change from Baseline in MADRS Total Score
0
-5
-10
-15
-20
Baseline
2 hours
Day 2
Day 8
-1.4
-1.5
0.3
-17.8
-18.6
-15.2
LS mean difference -15.5 P<0.0001
GH001
Placebo

Abbreviations: LS = Least Squares; MADRS = Montgomery-Åsberg Depression Rating Scale; SE = Standard error

2025© GH Research PLC, Strictly Confidential

All secondary endpoints in the trial were met, with results consistent with the primary endpoint. The majority of the patients treated with GH001 achieved remission (MADRS≤10) and were responders (MADRS reduction ≥50%) at 2 hours, Day 2 and Day 8. Remission and response rates with GH001 were significantly greater than placebo at all timepoints (p<0.0001). Treatment with GH001 led to clinically and statistically significant improvements on the Clinical Global Impression Severity, or CGI-S, and Hamilton Anxiety Rating, or HAM-A, scales, and the Quality of Life Enjoyment and Satisfaction Questionnaire, or Q-LES-Q-SF Questionnaire, on Day 8, compared with placebo.
As of January 22, 2025, 9 patients are ongoing in the trial, while 54 patients have completed the full 6-month follow-up of the open-label extension, or OLE, phase, and 18 patients discontinued, with one patient’s discontinuation due to an adverse event.
Of the 54 patients who completed the OLE as of January 22, 2025:
•	77.8% of patients were in remission (MADRS≤10) at the 6 month visit and 81.5% were responders (MADRS reduction ≥50%);
•	Mean MADRS total score at 6 months was 8.6;
•	63.0% (n=34) received 1-4 treatments with GH001;
•
91.7% of patients who had remission at Day 8, also had remission at 6 months (patients who completed the 6-month OLE follow-up per protocol: patients who terminated early are excluded; N=53 patients in total; 1 OLE completer not evaluable due to missing data at data cut of January 22, 2025).

Safety analysis has not yet been completed for the OLE as it remains ongoing, but as of January 22, 2025, no serious adverse events have been reported throughout the OLE.
Our Phase 2b clinical trial of GH001 in patients with TRD is subject to certain risks and uncertainties, as is the case with our other clinical trials. Please see Exhibit 99.1 of the Current Report on Form 6-K filed on February 3, 2025 that is incorporated by reference in this prospectus supplement for certain risk factors relevant to our clinical trials.
Corporate Information
GH Research PLC was incorporated as a public limited company under the laws of Ireland on March 29, 2021 to become a holding company for GH Research Ireland Limited. GH Research Ireland Limited was originally incorporated under the laws of Ireland on October 16, 2018 as GH Research Limited. GH Research Limited changed its name to GH Research Ireland Limited on March 29, 2021. Our principal place of business is located at Joshua Dawson House, Dawson Street, Dublin 2, D02 RY95, Ireland, and our telephone number is + 353 1 437 8334.
Our website address is www.ghres.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement. We are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

THE OFFERING
Ordinary shares offered by us
   ordinary shares.
Option to purchase additional shares
We have granted the underwriters a 30-day option to purchase up to       additional ordinary shares from us at the public offering price, less underwriting discounts and commissions.
Ordinary shares to be issued and outstanding immediately after this offering
    ordinary shares (or       ordinary shares if the underwriters’ option to purchase additional shares is exercised in full).
Use of proceeds
We estimate that our net proceeds from this offering will be approximately $      million (or $     million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to strategically invest in research, clinical and technical development of current and/or additional product candidates, working capital, capital expenditures and general corporate purposes. See “Use of Proceeds.”
Risk factors
Investing in our ordinary shares involves a high degree of risk. See the “Risk Factors” section in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our ordinary shares.
Nasdaq symbol
“GHRS”
In this prospectus supplement, unless otherwise indicated, the number of ordinary shares outstanding after this offering is based on 52,028,145 ordinary shares issued and outstanding as of September 30, 2024, and excludes:
•
768,182 ordinary shares issuable upon exercise of options outstanding under our equity incentive plan, or our Share Option Plan, as of September 30, 2024, at a weighted average exercise price of approximately $9.59 per share; and

•	427,256 additional ordinary shares reserved for future issuance under our Share Option Plan as of September 30, 2024.
Additionally, on November 24, 2024, our Board of Directors approved an amendment to our Share Option Plan to increase the amount of ordinary shares that may be issued pursuant to future option grants under such plan by 999,970 shares, and in connection therewith, during the quarter ended December 31, 2024, we granted additional options to purchase 1,135,000 ordinary shares.
Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional       ordinary shares from us.

RISK FACTORS
Before investing in our ordinary shares you should carefully consider the risks and uncertainties discussed below and under the caption “Item 3. Key Information — D. Risk Factors” in our 2023 Annual Report, which is incorporated by reference in this prospectus supplement, as well as in the accompanying prospectus and in the other documents incorporated by reference in this prospectus supplement or the accompanying prospectus, including the Current Report on Form 6-K filed on February 3, 2025. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be not material could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.
Risks Related to the Offering and Ownership of Our Ordinary Shares
The market price of our ordinary shares has historically been, and in the future may continue to be, volatile and may fluctuate due to factors beyond our control, and you could lose all or part of your investment.
The price of the securities of publicly traded emerging pharmaceutical and drug discovery and development companies has been highly volatile and is likely to remain highly volatile in the future. In the past, we have experienced such volatility in the price of our ordinary shares. The market price of our ordinary shares could be subject to wide fluctuations in response to many risk factors, some of which are beyond our control, including the following:
•	positive or negative results of testing and clinical trials by us, strategic partners or competitors;
•	a failure to lift, or significant delay in lifting, the clinical hold on our IND for GH001, or other adverse developments related to regulatory approvals of our product candidates;
•	delays in entering into strategic relationships with respect to development or commercialization of our GH001 and GH002 product candidates or any future product candidates;
•	entry into strategic relationships on terms that are not deemed to be favorable to us;
•	technological innovations or commercial therapeutic introductions by competitors;
•	changes in government regulations and healthcare payment systems;
•	developments concerning proprietary rights, including patent and litigation matters;
•	public concern relating to the commercial value or safety of any of our GH001 and GH002 product candidates or any future product candidates;
•	negative publicity or public perception of the use of mebufotenin as a medical treatment;
•	financing or other corporate transactions, or the failure to obtain financing or enter into other corporate transactions;
•	publication of research reports or comments by securities or industry analysts;
•	the trading volume of our ordinary shares on Nasdaq;
•	sales of our ordinary shares by us, members of our senior management and directors or our shareholders or the anticipation that such sales may occur in the future;
•	general market conditions in the pharmaceutical industry or in the economy as a whole;
•	general economic, political, and market conditions and overall market volatility in the United States, the UK or the EU as a result of pandemics or similar events; and
•	other events and factors, many of which are beyond our control.
These and other market and industry factors may cause the market price and demand for our ordinary shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their ordinary shares and may otherwise negatively affect the liquidity of our ordinary shares. In addition, pharmaceutical companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies, including as a result of the COVID-19 pandemic.

If you invest in our ordinary shares in the offering, you will experience substantial and immediate dilution.
If you invest in our ordinary shares in this offering, you will experience substantial and immediate dilution of $    per ordinary share in the net tangible book value after giving effect to the offering at the public offering price of $     per ordinary share, because the price that you pay will be substantially greater than the net tangible book value per ordinary share that you acquire. This dilution is due in large part to the fact that our earlier investors paid substantially less than the public offering price when they purchased their ordinary shares. You will experience additional dilution if we issue additional ordinary shares below the public offering price. For a further description of the dilution that you will experience immediately after the offering, see the section of this prospectus supplement titled “Dilution.”
Future sales, or the possibility of future sales, of a substantial number of our ordinary shares could depress the market price of our ordinary shares.
Future sales of a substantial number of our ordinary shares, or the perception that such sales could occur, could harm the prevailing market price of our ordinary shares. These sales, or the perception that these sales could occur, also might make it more difficult for us to allot and issue or sell equity securities in the future at a time and at a price that we deem appropriate.
Moreover, we have filed a registration statement on Form S-8 with the SEC covering ordinary shares available for future issuance under our Share Option Plan. While such registration statement remains effective, any ordinary shares issued under such plan will be eligible for sale in the public market, subject to compliance with Rule 144, in the case of our affiliates. Sales of a large number of the ordinary shares issued under our Share Option Plan in the public market, or a perception that such sales may occur, could have an adverse effect on the market price of our ordinary shares. For more information on our Share Option Plan, see “Item 6. Directors, Senior Management and Employees—B. Compensation—Equity Incentive Plans” in our 2023 Annual Report.
Our executive officers, directors and certain significant shareholders will continue to own a substantial number of our ordinary shares and, as a result, may be able to exercise control over us, including the outcome of shareholder votes. Certain of our directors and officers hold interests in one of these shareholders and these shareholders may have different interests from us or your interests.
As of December 31, 2023, our officers, directors, 5% holders and their affiliates represented beneficial ownership, in the aggregate, of approximately 89.6% of our total issued and outstanding ordinary shares, including 28.5% held by Florian Schönharting, the Chairman of our Board of Directors. As a result, these parties may be able to determine all matters requiring shareholder approval. For example, these shareholders may be able to exert control over our business, including significant corporate actions such as mergers, schemes of arrangement, sales of substantially all of our assets, and election, re-election and removal of directors. This may prevent or discourage unsolicited acquisition proposals or offers for our ordinary shares, or other such changes in control, that you may feel are in your best interest. The interests of this group of shareholders may not always coincide with your interests or the interests of other shareholders and they may act in a manner that advances their best interests and not necessarily those who acquire ordinary shares in the future, including seeking a premium value for their ordinary shares, and might affect the prevailing market price for our ordinary shares.
For more information regarding our principal shareholders and their affiliated entities, see “Item 7. Major Shareholders and Related Party Transactions—A. Major Shareholders” in our 2023 Annual Report.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our Board of Directors will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. The failure by our Board of Directors to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our ordinary shares to decline and delay the development of any of our current product candidates or any future product candidates. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement contain statements that are, or may deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact included in this prospectus supplement, including statements regarding our intended use of proceeds from this offering, future results of operations and financial position, business strategy, product candidates, medical devices required to deliver these product candidates, research pipeline, ongoing and currently planned preclinical studies and clinical trials, regulatory submissions and approvals and their effects on our business strategy, including our plans and expectations related to addressing the clinical hold on the GH001 IND, research and development costs, cash runway, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “may,” “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will,” “potential” and “ongoing,” among others.
Forward-looking statements appear in a number of places in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under “Risk Factors” in this prospectus supplement, “Item 3. Key Information — D. Risk Factors” in our 2023 Annual Report and in the other documents incorporated by reference in this prospectus supplement, including the Current Report on Form 6-K filed on February 3, 2025.
These forward-looking statements speak only as of the date such statements are made and are subject to a number of risks, uncertainties and assumptions described more fully in our 2023 Annual Report and in the other documents incorporated by reference in this prospectus supplement. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or incorporated by reference in this prospectus supplement, whether as a result of any new information, future events, changed circumstances or otherwise.
You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

CAPITALIZATION
The following table sets forth our (i) cash, cash equivalents, other financial assets and marketable securities and (ii) total capitalization as of September 30, 2024:
•	on an actual basis; and
•
on an as adjusted basis to give effect to the issuance and sale of ordinary shares in this offering (assuming no exercise of the underwriters’ option to purchase additional shares), after deducting the underwriting discount and estimated offering expenses payable by us.

You should read this table in conjunction with our consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus supplement.

	As of September 30, 2024
	Actual	As adjusted
	U.S. dollars in thousands
Cash, cash equivalents, other financial assets and marketable securities(1)	$193,843	$
Equity attributable to owners:
Share capital	1,301
Additional paid-in capital	291,463
Other reserves	4,866
Foreign currency translation reserve	(10,620)
Accumulated deficit	(97,644)
Total equity	189,366
Total capitalization	$189,366	$

(1)
While we have not finalized our financial closing procedures as of and for the year ended December 31, 2024, we expect to report that, as of December 31, 2024, we had cash, cash equivalents, other financial assets and marketable securities of $182.6 million. This amount is unaudited and preliminary and is subject to completion of financial closing procedures. As a result, this amount may differ from the amount that will be reflected in our audited consolidated financial statements as of and for the year ended December 31, 2024. Our audited consolidated financial statements as of and for the year ended December 31, 2024 will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering. The preliminary cash, cash equivalents, other financial assets and marketable securities included in this prospectus supplement has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers does not express an opinion or any other form of assurance with respect thereto.

DILUTION
Net tangible book value per ordinary share is determined by dividing our tangible net worth (defined as total assets, less intangible assets, less total liabilities) by the number of our ordinary shares issued and outstanding.
Our historical net tangible book value as of September 30, 2024 was $189.4 million, or $3.64 per ordinary share. After giving effect to this offering and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $      million and our as adjusted net tangible book value per share as of September 30, 2024 would have been $     per ordinary share (in each case assuming no exercise of the underwriters’ option to purchase additional shares), representing an immediate increase of $      per ordinary share. If you invest in our ordinary shares in this offering, you will experience immediate dilution of $       per ordinary share, which is the difference between the public offering price and our as adjusted net tangible book value per ordinary share.
If the underwriters’ option to purchase additional shares is exercised in full, the as adjusted net tangible book value per ordinary share after this offering would increase to $   . This represents an immediate increase in net tangible book value of $      per ordinary share to existing shareholders and an immediate dilution of $       per ordinary share to investors in this offering.
To the extent that any outstanding options under our share-based compensation plans are exercised, new equity awards are issued under our share-based compensation plans or we issue additional ordinary shares, or securities exercisable or convertible for ordinary shares, in the future, there will be further dilution to investors participating in this offering.

USE OF PROCEEDS
We estimate that our net proceeds from the issuance and sale by us of ordinary shares in this offering will be approximately $    million (or $    million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to strategically invest in research, clinical and technical development of current and/or additional product candidates, working capital, capital expenditures and general corporate purposes.
Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our Board of Directors and our management retain broad discretion in the application of the net proceeds from this offering.

TAXATION
The following summary contains a description of material U.S. federal income and Irish tax consequences of the acquisition, ownership and disposition of our ordinary shares. This summary should not be considered a comprehensive description of all the tax considerations that may be relevant to the decision to acquire ordinary shares in this offering.
Material U.S. Federal Income Tax Considerations for U.S. Holders
The following is a description of the material U.S. federal income tax consequences to U.S. Holders, as defined below, of owning and disposing of our ordinary shares. It does not describe all tax consequences that may be relevant to a particular person’s decision to acquire ordinary shares.
This discussion applies only to a U.S. Holder that holds ordinary shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). In addition, it does not describe any tax consequences other than U.S. federal income tax consequences, including state and local tax consequences and estate and gift tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Code known as the Medicare contribution tax, special tax accounting rules under Section 451(b) of the Code, and tax consequences applicable to U.S. Holders subject to special rules, such as:
•	certain banks, insurance companies and other financial institutions;
•	brokers, dealers or traders in securities who use a mark-to-market method of tax accounting;
•
persons holding ordinary shares as part of a straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the ordinary shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;
•	entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes (and investors therein);
•	tax-exempt entities, including an “individual retirement account” or “Roth IRA,” or governmental entities;
•	real estate investment trusts or regulated investment companies;
•	former U.S. citizens or long-term residents of the United States;
•	persons that own or are deemed to own 10% or more of the voting power or value of our shares; or
•
persons holding ordinary shares in connection with a trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of the ordinary shares in their circumstances.
This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed U.S. Treasury regulations, and the income tax treaty between Ireland and the United States, or the Treaty, all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could result in tax consequences different from those described herein.
For purposes of this discussion, a “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares, who is eligible for the benefits of the Treaty and who is:
•	a citizen or individual resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Treasury regulations that apply to taxable years beginning on or after December 28, 2021, or the Foreign Tax Credit Regulations, may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. The U.S. Internal Revenue Service, or the IRS, recently released notices which indicated that the U.S. Treasury Department and the IRS are considering amendments to the Foreign Tax Credit Regulations and provide temporary relief from certain of their provisions until such time as the IRS issues a subsequent notice or other guidance withdrawing or modifying the temporary relief (or any later date specified in the relevant notice or guidance). U.S. investors that are not eligible for Treaty benefits should consult their tax advisors regarding the creditability or deductibility of any non-U.S. taxes imposed on them. This discussion does not apply to investors in this special situation.
U.S. Holders should consult their tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ordinary shares in their particular circumstances.
Passive Foreign Investment Company Rules
Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to our subsidiaries, either (i) 75% or more of our gross income consists of “passive income” or (ii) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, “passive income.” For purposes of the calculations above, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income generally includes dividends, interest, certain non-active rents and royalties, and capital gains. Based on our current operations, income, assets and certain estimates and projections, including as to the relative values of our assets, including goodwill, which is based on the price of our ordinary shares, we believe that we were a PFIC for our 2024 taxable year due to the interest income we recognized (which is passive income for purposes of the PFIC rules) and the fact that we generated no other active income. Additionally, we expect a similar income composition in 2025 and, therefore, we anticipate that we will likely be a PFIC in 2025 and may also be a PFIC in future taxable years. However, because our PFIC status is a factual annual determination that can be made only after the end of the relevant taxable year, our PFIC status for 2025 or any future taxable year is uncertain. If we are a PFIC for any year during which a U.S. Holder holds ordinary shares, we would generally continue to be treated as a PFIC with respect to such holder for all succeeding years during which such holder holds ordinary shares, even if we ceased to meet the threshold requirements for PFIC status, unless the U.S. Holder makes a “deemed sale” election, which would allow the U.S. Holder to eliminate the continuing PFIC status under certain circumstances but would require the U.S. Holder to recognize gain taxed under the general PFIC rules described below. Prospective investors should invest in our ordinary shares only if they are willing to bear the U.S. federal income tax consequences associated with an investment in a PFIC.
If we were a PFIC for any taxable year and any of our subsidiaries or other companies in which we owned or were treated as owning equity interests were also a PFIC (any such entity is herein referred to as a “Lower-tier PFIC”), a U.S. Holder would be deemed to own a proportionate amount (by value) of the shares of each Lower-tier PFIC and would be subject to U.S. federal income tax according to the rules described in the subsequent paragraph on (i) certain distributions by a Lower-tier PFIC; and (ii) dispositions of shares of Lower-tier PFICs, in each case as if such holder held such shares directly, even though such holder will not have received the proceeds of those distributions or dispositions.
If we were a PFIC for any taxable year during which a U.S. Holder held any of our ordinary shares, such holder would generally be subject to adverse tax consequences. Generally, gain recognized upon a disposition (including, under certain circumstances, a pledge) of our ordinary shares would be allocated ratably over a U.S. Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distributions received on a U.S. Holder’s ordinary shares during a taxable year exceeded 125% of the average of the annual distributions on those shares during the preceding three years or such holder’s holding period, whichever was shorter, those distributions would be subject to taxation in the same manner as gain.
Alternatively, if we were a PFIC and if the ordinary shares were “regularly traded” on a “qualified exchange,” a U.S. Holder may avoid the general PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to the ordinary shares at the close of the first taxable year in which such holder holds our ordinary shares. Nasdaq, on which the ordinary shares are listed, is a qualified exchange for this purpose. Once made, the election cannot be revoked without the consent of the IRS unless the ordinary shares cease to be marketable.
If a U.S. Holder makes the mark-to-market election with respect to the first taxable year that we are a PFIC and the U.S. Holder holds our ordinary shares, such holder will generally recognize as ordinary income any excess of the fair market value of such holder’s ordinary shares at the end of each taxable year in which we are a PFIC over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of such taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The U.S. Holder’s tax basis in such holder’s ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). Any gain or loss recognized on the sale or other disposition of ordinary shares in a year when we are not a PFIC will generally be taxed in the manner described below under “—Sale or Other Disposition of Ordinary Shares.” Subject to the discussion in the immediately succeeding paragraph, any distributions will generally be taxed in a manner described below under “—Taxation of Distributions.” This election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any Lower-tier PFICs notwithstanding a mark-to-market election for the ordinary shares.
In addition, if we were a PFIC for any taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates discussed below under “—Taxation of Distributions” with respect to dividends paid to certain non-corporate U.S. Holders would not apply.
If a company that is a PFIC provides certain information to U.S. Holders, a U.S. Holder can then avoid certain adverse tax consequences described above by making a “qualified electing fund” election, or the QEF Election, in the first taxable year that the company is treated as a PFIC with respect to the U.S. Holder. A U.S. Holder must make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to the U.S. Holder’s timely filed U.S. federal income tax return.
If we believe we are a PFIC for the 2025 taxable year, we will endeavor to provide information necessary for U.S. Holders to make a QEF Election with respect to us for the 2025 taxable year and currently intend to provide such information for any subsequent year if we believe we are a PFIC in such year, but there is no assurance that we will timely provide this information. Moreover, even if we provide this information regarding us and any wholly-owned subsidiaries on a timely basis, we may not be able to furnish this information with respect to a non-wholly owned Lower-tier PFIC, if any. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the information that a U.S. Holder would need us to provide in order to make a valid QEF Election.
If a U.S. Holder makes a QEF Election with respect to a PFIC, the U.S. Holder will be taxed on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC. If a U.S. Holder makes a QEF Election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election would not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its ordinary shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the ordinary shares that is not included in the U.S. Holder’s income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of ordinary shares in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares, as determined in U.S. dollars. U.S. Holders should note that if they make QEF Elections with respect to us or any Lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their ordinary shares for any taxable year significantly in excess of any cash distributions received on the ordinary shares for such taxable year. U.S. Holders should consult their tax advisors regarding making QEF Elections in their particular circumstances.
U.S. Holders should consult their tax advisors regarding whether we are a PFIC and the potential application of the PFIC rules.

If a U.S. Holder owns ordinary shares during any year in which we are a PFIC or in which we hold a direct or indirect equity interest in a Lower-tier PFIC, the U.S. Holder generally must file an annual report on IRS Form 8621 with respect to each such PFIC containing such information as the U.S. Treasury Department may require, generally with the U.S. Holder’s U.S. federal income tax return for the relevant year. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with respect to the items required to be included in such report until three years after the U.S. Holder files the annual report and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period.
PROSPECTIVE U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES OF OUR PFIC STATUS ON AN INVESTMENT IN ORDINARY SHARES.
Taxation of Distributions
The following is subject to the discussion under “—Passive Foreign Investment Company Rules” above. As discussed under “Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Dividends and Dividend Policy” in our 2023 Annual Report, we do not currently expect to make distributions on our ordinary shares. In the event that we do make distributions of cash or other property, distributions paid on ordinary shares, other than certain pro rata distributions of ordinary shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. However, in light of the discussion in “—Passive Foreign Investment Company Rules” above, non-corporate U.S. Holders should expect that dividends, if any, will likely not be eligible for preferential tax rates.
The amount of a dividend will include any amounts withheld by us in respect of Irish income taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s actual or constructive receipt of the dividend. The amount of any dividend income paid in Euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of actual or constructive receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of actual or constructive receipt.
Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, Irish income taxes withheld from dividends on ordinary shares (at a rate not exceeding the rate provided by the Treaty) will be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Irish income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.
Sale or Other Disposition of Ordinary Shares
The following is subject to the discussion under “—Passive Foreign Investment Company Rules” above.
Gain or loss realized by a U.S. Holder on the sale or other disposition of ordinary shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares was more than one year as of the date of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Long-term capital gain recognized by a non-corporate U.S. Holder is subject to U.S. federal income tax at rates lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. However, in light of the discussion under “—Passive Foreign Investment Company Rules”

above, and subject to the discussion in that section regarding QEF Elections, U.S. Holders should expect that any gain recognized on a sale or other taxable disposition of the ordinary shares will likely not be treated as long-term capital gain. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding (generally on an IRS Form W-9).
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
Information with Respect to Foreign Financial Assets
Certain U.S. Holders who are individuals (and certain entities) may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain U.S. financial institutions). Penalties can apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of the ordinary shares.
Material Irish Tax Consequences
The following is a summary of the material Irish tax consequences for certain beneficial holders of ordinary shares. The summary is based upon Irish tax laws and the practice of the Revenue Commissioners of Ireland in effect on the date of this prospectus and correspondence with the Revenue Commissioners of Ireland. Changes in law and/or administrative practice may result in alteration of the tax considerations described below, possibly with retrospective effect.
The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and holders of ordinary shares should consult their own tax advisors about the Irish tax consequences (and the tax consequences under the laws of other relevant jurisdictions) of this offering, including the acquisition, ownership and disposal of ordinary shares. The summary applies only to shareholders who will own ordinary shares as capital assets and does not apply to other categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired ordinary shares by virtue of an Irish office or employment (performed or carried on in Ireland) or who are associated entities with respect to GH Research PLC (within the meaning of section 817U of the Taxes Consolidation Act, 1997).
Tax on Chargeable Gains
The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.
A disposal of our ordinary shares by a shareholder who is not resident or ordinarily resident for tax purposes in Ireland will not give rise to Irish tax on any chargeable gain realized on such disposal unless such ordinary shares are used, held, or acquired for the purposes of a trade or business carried on by such shareholder in Ireland through a branch or agency.
A holder of our ordinary shares who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal of our ordinary shares during the period in which such individual is non-resident.
Stamp Duty
The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is typically 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises, it is generally a liability of the transferee.

Shares Held Through the Depository Trust Company
A transfer of our ordinary shares effected by means of the transfer of book entry interests through the Depository Trust Company, which is referred to in this prospectus supplement as “DTC,” will not be subject to Irish stamp duty.
Shares Held Outside of DTC or Transferred Into or Out of DTC
A transfer of our ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:
•	there is no change in the beneficial ownership of such shares as a result of the transfer; and
•	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares by a beneficial owner to a third party.
Withholding Tax on Dividends
We do not expect to pay dividends for the foreseeable future. To the extent that we do make dividend payments (or other returns to shareholders that are treated as “distributions” for Irish tax purposes), it should be noted that such distributions made by us will, in the absence of one of many exemptions, be subject to Irish dividend withholding tax, which is referred to in this prospectus supplement as DWT, currently at a rate of 25%.
For DWT purposes, a distribution includes any distribution that may be made by us to our shareholders, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, we are responsible for withholding DWT prior to making such distribution.
General Exemptions
The following is a general overview of the scenarios where it will be possible for us to make payments of dividends without deduction of DWT.
Irish domestic law provides that a non-Irish resident shareholder is not subject to DWT on dividends received from us if such shareholder is beneficially entitled to the dividend and is either:
•
a person (not being a company) resident for tax purposes in a ‘Relevant Territory’ (including the United States) and is neither resident nor ordinarily resident in Ireland. The ‘Relevant Territories’ for DWT purposes at the time of this prospectus supplement include the following: Albania, Armenia, Australia, Austria, Bahrain, Belarus, Belgium, Bosnia & Herzegovina, Botswana, Bulgaria, Canada, Chile, China, Croatia, Cyprus, Czech Republic, Denmark, Egypt, Estonia, Ethiopia, Finland, France, Georgia, Germany, Ghana, Greece, Hong Kong, Hungary, Iceland, India, Israel, Italy, Japan, Kazakhstan, Kenya, Korea, Kosovo, Kuwait, Latvia, Lithuania, Liechtenstein, Luxembourg, Macedonia, Malaysia, Malta, Mexico, Moldova, Montenegro, Morocco, Netherlands, New Zealand, Norway, Oman, Pakistan, Panama, Poland, Portugal, Qatar, Romania, Russia, Saudi Arabia, Serbia, Singapore, Slovak Republic, Slovenia, South Africa, Spain, Sweden, Switzerland, Thailand, The Republic Of Turkey, Ukraine, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam and Zambia. These Relevant Territories may change from time to time and should be reviewed at the time of any dividend payment;

•	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;
•
a company, wherever resident, that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

•
a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•
a company, wherever resident, that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided, in all cases noted above, we have received from the shareholder, where required, the relevant DWT Form(s) prior to the payment of the dividend and such DWT Form(s) remain valid.
For non-Irish resident shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.
Our shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Revenue Commissioners of Ireland.
Income Tax on Dividends Paid on our Ordinary Shares
Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies. A shareholder that is not resident or, in the case of individuals, ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a dividend received from us. An exception to this position may apply where such shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.
A shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the universal social charge. The DWT deducted by us discharges the liability to income tax. An exception to this position may apply where the shareholder holds our ordinary shares through a branch or agency in Ireland through which a trade is carried on.
Capital Acquisitions Tax
Irish capital acquisitions tax, or CAT, comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of our ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because our ordinary shares are regarded as property situated in Ireland for Irish CAT purposes as our share register must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.
CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax free threshold is dependent upon (i) the relationship between the donor and the donee, and (ii) the aggregation of the values of previous taxable gifts and taxable inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses of the same marriage or civil partners of the same civil partnership are exempt from CAT. Children have a tax free threshold of €400,000 in respect of taxable gifts or inheritances received from their parents. Our shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.
There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.
THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS OF OUR ORDINARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES IN IRELAND, INCLUDING RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSAL OF OUR ORDINARY SHARES.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated   , between us and Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated, as representatives of the underwriters named below, or the Representatives, and each of the underwriters have agreed, severally and not jointly, to purchase from us, the ordinary shares shown opposite its name below:

Underwriter	Number of Shares
Cantor Fitzgerald & Co.
Stifel, Nicolaus & Company, Incorporated
RBC Capital Markets, LLC
Canaccord Genuity LLC
Citizens JMP Securities, LLC
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the ordinary shares if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the ordinary shares subject to their acceptance of the ordinary shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of    shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment as indicated in the table above.
Commission and Expenses
The underwriters have advised us that they propose to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $    per ordinary share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $   per ordinary share to certain brokers and dealers. After the initial offering, the Representatives may change the offering price and other selling terms.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $   . We have also agreed to reimburse the underwriters for up to $    of certain of their counsels’ fees and expenses, which reimbursed fee is deemed underwriting compensation for this offering by FINRA.
Listing
Our ordinary shares are listed on the Nasdaq Global Market under the trading symbol “GHRS.”
No Sales of Similar Securities
Pursuant to certain “lock-up” agreements, we and our executive officers, directors and a certain shareholder affiliated with a director have agreed, subject to certain exceptions, not to and will not cause or direct any of our affiliates to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into, or announce the intention to enter into, any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the stockholder or someone other than the stockholder) that transfers, in whole or in part, directly or indirectly the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any ordinary shares or securities convertible into or exchangeable or exercisable for any ordinary shares without the prior written consent of the Representatives for a period of 30 days after the date of the pricing of this offering. The Representatives may waive the provisions of these agreements, in full or in part, at any time in their sole discretion.
The lock-up provision applies to ordinary shares and to securities convertible into or exchangeable or exercisable for ordinary shares. It also applies to ordinary shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
The restrictions described herein do not apply to us with respect to:
(i)
the issuance of ordinary shares and options to purchase ordinary shares pursuant to any director or employee incentive plan, stock ownership plan or dividend reinvestment plan that we have in effect on the date hereof and described in the registration statement of which this prospectus forms a part;

(ii)
the adoption of a new equity incentive plan, and filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of ordinary shares upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause shall not be available unless each recipient of ordinary shares, or securities exchangeable or exercisable for or convertible into ordinary shares, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the 30-day lock-up period described herein;

(iii)
the issuance of ordinary shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of shares issued pursuant to this clause shall not exceed seven and a half percent (7.5%) of the total number of outstanding ordinary shares immediately following the issuance and sale of the ordinary shares pursuant to this offering and (y) the recipient of any such ordinary shares and securities issued pursuant to this clause during the 30-day lock-up period described above shall enter into a lock-up agreement for the duration of such lock-up period; or

(iv)
the filing of a registration statement on Form F-3 to replace the registration statement of which this prospectus supplement forms a part, provided that no sales of securities of the Company shall be effected pursuant to such replacement registration statement on Form F-3 during the 30-day restricted period described above.

The restrictions described herein do not apply to our directors, officers and the certain shareholder executing a lock-up agreement with respect to:
(i)	transactions relating to ordinary shares or any security convertible into ordinary shares acquired in this offering or in open market transactions after the completion of this offering;
(ii)	transfers or distributions as a bona fide gift or for bona fide estate planning purposes or to a charitable organization or educational institution;
(iii)
transfers or distributions to any immediate family member of such person, affiliate or any trust or trustee or beneficiary thereof for the direct or indirect benefit of such person or the immediate family of such person (for this purpose, “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin);

(iv)	transfers or distributions to any corporation, partnership, limited liability company or other entity or affiliate of such person or the immediate family of such person;
(v)
transfers or distributions (a) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of such person upon the death of such person; (b) by operation of law pursuant to a domestic order or negotiated divorce settlement;

(vi)
transfers or distributions to another corporation, member, partnership, limited liability company, trust or other entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act), or to an investment fund or other entity that controls or manages, or is under common control with, such person, or distributions to partners, members, shareholders, beneficiaries or other equity holders of such person;

(vii)	transfers or distributions to us in connection with the repurchase of such securities with respect to the termination of such person’s employment with us;
(viii)
transfers or distributions (including through a “cashless” exercise or on a “net exercise basis”) to us in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, ordinary shares (including to satisfy withholding obligations or the payment of taxes in connection therewith); provided that (a) all such ordinary shares received by such person in connection therewith, if any, shall be subject to the lock-up agreement and (b) no filing under Section 16(a) of the Exchange Act (or its foreign equivalent) reporting a reduction in beneficial ownership of ordinary shares shall be required or shall be voluntarily made during the restricted period;

(ix)
transfers or distributions to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (viii) above, provided that any ordinary shares shall be subject to the terms of the lock-up agreement;

(x)
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (or its foreign equivalent), or a Trading Plan, for the transfer of ordinary shares, provided that (a) such plan does not provide for the transfer of ordinary shares during the restricted period and (b) to the extent a public announcement or filing under the Exchange Act (or its foreign equivalent), if any, is required of or voluntarily made by or on behalf of such person or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ordinary shares may be made under such plan during the restricted period;

(xi)
transfers or dispositions pursuant to any Trading Plan that has been entered into by such person prior to the date of this prospectus supplement, provided that to the extent a public announcement or filing under the Exchange Act (or its foreign equivalent), if any, is required from or voluntarily made by or on behalf of such person, such announcement or filing shall include a statement to the effect that such dispositions were made pursuant to such plan; or

(xii)
transfers or dispositions pursuant to a bona fide tender offer for our capital shares, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of us (including without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which such person may agree to transfer, sell, tender or otherwise dispose of ordinary shares or any security convertible into ordinary shares in connection with such transaction) that has been approved by our board of directors; provided that, in the event that such change of control transaction is not consummated, this paragraph shall not be applicable and such person’s shares and other securities shall remain subject to the lock-up agreement (for this purpose, “change of control” means the transfer whether by tender offer, merger, consolidation or other similar transaction), in one transactions or a series of related transactions, to a person or group of affiliated persons (other than the underwriters pursuant to this offering), of our voting securities if, after such transfer, such person or group of affiliated persons would hold greater than 50% of our outstanding voting securities).
provided that, (1) with respect to paragraphs (ii)-(iv) and (vi) above, the underwriters receive a signed lock-up agreement for the balance of the lock-up period from each done, trustee, distribute or transferee, as the case may be, and (2) with respect to paragraphs (ii)-(vii) above, no public announcement or filing under Section 16(a) of the Exchange Act (or its foreign equivalent) reporting a reduction in beneficial ownership of ordinary shares, shall be required or voluntarily made during the restricted period (other than, in the case of a transfer or other disposition pursuant to paragraphs (ii), (v) and (vii), any Form 4 or 5 required to be filed under the Exchange Act (or its foreign equivalent) if such person is subject to Section 16 reporting with respect to our shares under the Exchange Act (or its foreign equivalent) shall indicate by footnote the nature of the transfer or disposition.
The Representatives may, in their sole discretion and at any time or from time to time before the termination of the 30-day period release all or any portion of the securities subject to lock-up agreements.
Market Making, Stabilization and Other Transactions
The underwriters may make a market in the ordinary shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the ordinary shares, that you will be able to sell any of the ordinary shares held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the ordinary shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ordinary shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ordinary shares or purchasing our ordinary shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional ordinary shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of ordinary shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the ordinary shares. A syndicate covering transaction is the bid for or the purchase of ordinary shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ordinary shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time. These transactions may be effected on the Nasdaq or in the over-the-counter market or otherwise.
Passive Market Making
The underwriters may also engage in passive market making transactions in our ordinary shares on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and, if commenced, may end passive market making activities at any time.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters, selling group members (if any) or their affiliates. The underwriters may agree with us to allocate a specific number of ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of its business, the underwriters and their respective affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Stamp Taxes
If you purchase ordinary shares offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
Selling Restrictions
Canada
Resale Restrictions
The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus supplement with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus supplement qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106-Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations;
•	where required by law, the purchaser is purchasing as principal and not as agent; and
•	the purchaser has reviewed the text above under Resale Restrictions.
Conflicts of Interest
Canadian purchasers are hereby notified that certain of the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105-Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.
European Economic Area
In relation to each Member State of the European Economic Area, each, a Relevant State, no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:
•	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the securities shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. Each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriters that it is a “qualified investor” within the meaning of Article 2 of the Prospectus Regulation.
In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted, acknowledged and agreed that the securities acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or the FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or 9v) (as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland
The securities may not be publicly offered in Switzerland within the meaning of the Swiss Financial Services Act and will not be listed on the SIX Swiss Exchange, or the SIX, or on any trading venue (exchange or regulated trading facility) in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority in the United Kingdom, except that the securities may be offered to the public in the United Kingdom at any time:
•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of the securities shall require us or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS
We are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters as to U.S. federal securities and New York State law. The underwriters are being represented by Cooley LLP, New York, New York, with respect to certain legal matters as to U.S. federal securities, and Arthur Cox LLP with respect to certain legal matters as to Irish law. The validity of the ordinary shares offered in this offering and legal matters as to Irish law will be passed upon for us by A&L Goodbody LLP.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are organized under the laws of Ireland and our registered address is in Dublin, Ireland. In addition, all members of our Board of Directors, and all of our officers, as well as certain experts named herein, reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon GH Research PLC or such other persons residing outside the United States, or to enforce outside the United States judgments obtained against such persons in U.S. courts in any action, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, rights predicated upon the U.S. federal securities laws.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
The registration statement on Form F-3 of which this prospectus supplement forms a part, including the exhibits and schedules thereto, and reports and other information are filed by us with, or furnished to, the SEC. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov). We maintain a corporate website at www.ghres.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained in or connected to our website is not incorporated into this prospectus supplement or the registration statement of which it forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The rules of the SEC allow us to incorporate by reference information in this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus supplement is considered to be a part of this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:
•	Our annual report on Form 20-F for the year ended December 31, 2023;
•
Our reports on Form 6-K filed with the SEC on February 29, 2024 (other than Exhibits 99.1 and 99.2 thereto), May 3, 2024 (other than Exhibits 99.3 and 99.4 thereto), June 28, 2024, September 3, 2024 (other than Exhibit 99.3 thereto), November 14, 2024 (other than Exhibits 99.3 and 99.4 thereto), January 10, 2025 (other than Exhibit 99.2 thereto) and February 3, 2025; and

•
our registration statement on Form 8-A filed with the SEC on June 22, 2021, which incorporates by reference the description of our ordinary shares from our registration statement on Form F-1 (File No. 333-256796), and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus supplement forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus supplement after the date hereof and prior to the completion of the offering of ordinary shares under this prospectus supplement.
You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.ghres.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus supplement at no cost, upon written or oral request to us at the following address:
GH Research PLC
Joshua Dawson House
Dawson Street
Dublin 2
D02 RY95
Ireland
+353 1 437 8334

PROSPECTUS
$200,000,000

Ordinary Shares
Debt Securities
Warrants
Units
Subscription Rights

We may offer and sell from time to time, in one or more offerings, up to $200,000,000 of any combination of the following securities: ordinary shares, debt securities, warrants, units or subscription rights, which we collectively refer to as the “securities.” We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, the applicable commissions or discounts payable to them and the specific terms of the plan of distribution will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 36.
Our ordinary shares are listed on the Nasdaq Global Market, or Nasdaq, under the symbol “GHRS”.
We are an “emerging growth company” under the applicable Securities and Exchange Commission, or SEC, rules and have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.
Our business and investment in our securities involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 5 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our SEC filings that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated March 17, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $200,000,000 of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.
Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with any information or to represent as to anything different from, or not contained in, this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus or any filed free writing prospectus in any jurisdiction where other action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any free writing prospectus filed with the SEC must inform themselves about, and observe any restrictions relating to, the offering of the securities described in this prospectus and the distribution of this prospectus or any filed free writing prospectus outside of the United States.
This prospectus is not a prospectus for the purposes of the Irish Companies Act 2014 (as amended), the EU Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019 of Ireland (as amended) or the Central Bank (Investment Market Conduct) Rules 2019 of Ireland and the Central Bank of Ireland has not approved this prospectus.

Market and Industry Data
This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions or estimates.

OUR COMPANY
Overview
We are a clinical-stage biopharmaceutical company dedicated to transforming the treatment of psychiatric and neurological disorders. Our initial focus is on developing our novel and proprietary mebufotenin (5-methoxy-N,N-dimethyltryptamine, or 5-MeO-DMT) therapies for the treatment of patients with treatment-resistant depression, or TRD. Our portfolio currently includes GH001, our proprietary inhalable mebufotenin product candidate which is delivered via a vaporization device produced by a third party, and GH002, our proprietary intravenous mebufotenin product candidate, and GH003, our proprietary intranasal mebufotenin product candidate. With GH001, we have completed two Phase 1 healthy volunteer clinical trials (GH001-HV-101 and GH001-HV-103), in which administration of GH001 via inhalation was observed to be well tolerated at the investigated single dose levels and in an individualized dosing regimen, or IDR, with intra-subject dose escalation within a single day. We have also completed a Phase 1/2 clinical trial in patients with TRD (GH001-TRD-102). Based on observed clinical activity in the Phase 1 part of the clinical trial, we believe that administration of a single dose of GH001 has the potential to induce ultra-rapid remissions as measured by the Montgomery–Åsberg Depression Rating Scale, or MADRS, in certain patients, driven by the ultra-rapid onset of psychoactive effects (commonly within seconds) and an intense and short-lived (commonly five to 30 minutes) psychoactive experience. Based on observed clinical activity in the Phase 2 part of the trial, we believe that administration of GH001 in an IDR with intra-subject dose escalation within a single day can further increase the MADRS remission rate as compared to a single dose of GH001.
Corporate Information
GH Research PLC was incorporated as a public limited company under the laws of Ireland on March 29, 2021 to become a holding company for GH Research Ireland Limited. GH Research Ireland Limited was originally incorporated under the laws of Ireland on October 16, 2018 as GH Research Limited. GH Research Limited changed its name to GH Research Ireland Limited on March 29, 2021. Our principal place of business is located at Joshua Dawson House, Dawson Street, Dublin 2, D02 RY95, Ireland, and our telephone number is +353 1 437 8334. Our website address is www.ghres.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
As a company with less than $1.24 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:
•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and
•
to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (i) the last day of the fiscal year in which we have total annual gross revenue of $1.24 billion or more; (ii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three-year period; (iii) the date on which we are deemed to be a large accelerated filer under the rules of the SEC; or (iv) December 31, 2026. We may choose to take advantage of some but not all of these exemptions.

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;
•	the requirement to comply with Regulation FD, which restricts the selective disclosure of material information;
•
the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

Even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, we do not know whether some investors will find our ordinary shares less attractive, which may result in a less active trading market for our ordinary shares or more volatility in the price of our ordinary shares.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
In this prospectus and in the documents incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent annual report on Form 20-F, incorporated by reference in this prospectus, and any updates to those risk factors in our reports on Form 6-K which are specifically identified therein as being incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain statements that are, or may deemed to be, forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. All statements other than statements of historical fact included in this prospectus, including statements regarding our future results of operations and financial position, business strategy, product candidates, research pipeline, ongoing and currently planned preclinical studies and clinical trials, regulatory submissions and approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “may,” “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will,” “potential” and “ongoing,” among others.
Forward-looking statements appear in a number of places in this prospectus and in the documents incorporated by reference in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus and any risk factors in the documents incorporated by reference in this prospectus.
These forward-looking statements speak only as of the date such statements are made and are subject to a number of risks, uncertainties and assumptions described more fully in our most recent annual report on Form 20-F. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or incorporated by reference in this prospectus, whether as a result of any new information, future events, changed circumstances or otherwise.
You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we currently intend to use the net proceeds from future offerings to strategically invest in research and clinical development of current and/or additional product candidates, working capital, capital expenditures and general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF SHARE CAPITAL AND CONSTITUTION
The following description of our share capital is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to Irish law, including without limitation the Irish Companies Act 2014 (as amended) (referred to herein as the Irish Companies Act), and by reference to our Constitution, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to review applicable Irish law and our Constitution for additional information.
The Company
We are a public limited company incorporated under the laws of Ireland. We were incorporated on March 29, 2021 to become a holding company for GH Research Ireland Limited. GH Research Ireland Limited was originally incorporated under the laws of Ireland on October 16, 2018 as GH Research Limited. GH Research Limited changed its name to GH Research Ireland Limited on March 29, 2021. Pursuant to the terms of the Corporate Reorganization (as defined below), all shareholders of GH Research Ireland Limited exchanged each of the shares held by them for shares in GH Research PLC of the same share classes with the same shareholder rights and, as a result, GH Research Ireland Limited became a wholly owned subsidiary of GH Research PLC.
We are registered with the Companies Registration Office in Ireland under company registration number 691405 and our principal place of business is at Joshua Dawson House, Dawson Street, Dublin 2, D02 RY95, Ireland.
Our objects, detailed in Clause 3 of our memorandum of association, found in our Constitution, are varied and wide ranging and include, among other things, the carrying on of the business of a holding company and of the businesses of a researcher, developer, manufacturer, distributor, wholesaler, retailer, service provider, investor, trader and any other business which may seem to our Board of Directors capable of being conveniently carried on in connection with these objects or calculated directly or indirectly to enhance the value of or render more profitable any of our property. For a more fulsome description of our objects, we encourage you to review the full version of our Constitution, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
For further information on our Constitution, please see “—Key Provisions of our Constitution” below.
Authorized and Issued Share Capital
Pursuant to the terms of a share for share exchange agreement dated May 27, 2021, all shareholders of GH Research Ireland Limited exchanged each of the shares held by them for ordinary shares of GH Research PLC of the same share classes with the same shareholder rights as the shares held by them in GH Research Ireland Limited and, as a result, GH Research Ireland Limited became a wholly owned subsidiary of GH Research PLC (referred to herein as the Corporate Reorganization).
Pursuant to a shareholder resolution of GH Research PLC dated June 24, 2021, we effected (a) the conversion of (i) 5,923,079 Series A preferred shares of nominal value $0.01 each into 5,923,079 ordinary shares of nominal value $0.01 each and (ii) 25,379,047 Series B preferred shares of nominal value $0.01 each into 25,379,047 ordinary shares of nominal value $0.01 each and (b) the 2.50-for-one share consolidation of the ordinary shares of nominal value $0.01 each into ordinary shares of nominal value $0.025 each, such that the authorized share capital of the Company was thereafter $1,000,000,000 divided into 40,000,000,000 ordinary shares of nominal value $0.025 (collectively referred to herein as the Share Consolidation), immediately after the SEC declared the registration statement for our initial public offering effective.
As of December 31, 2022, the issued and outstanding share capital of GH Research PLC was 52,020,849 ordinary shares of nominal value $0.025 per share. We did not issue any ordinary shares in 2022.
Changes in Our Share Capital During the Last Three Fiscal Years
In this section, share amounts are presented as of the date of the relevant date and thus may not give effect to the Corporate Reorganization and/or the Share Consolidation. Since January 1, 2020, our share capital has changed as follows:
•	In November 2020, GH Research Ireland Limited increased its share capital through the issuance of 5,384,617 Series A preferred shares, nominal value €0.01 each;
•	In December 2020, GH Research Ireland Limited increased its share capital through the issuance of 538,462 Series A preferred shares, nominal value €0.01 each;

•	In March 2021, GH Research PLC was incorporated with an authorized share capital of €25,000, divided into 25,000 A ordinary shares, nominal value €1.00 each;
•	In April 2021, we entered into an investment and subscription agreement pursuant to which we issued and sold an aggregate of 25,379,047 Series B preferred shares, nominal value $0.01 each;
•	In May 2021, we effected the Corporate Reorganization; and
•
In June 2021, we (i) effected the Share Consolidation, (ii) adopted our Constitution, establishing our current authorized share capital consisting of $1,000,000,000 divided into 40,000,000,000 ordinary shares, nominal value $0.025 per share and (iii) completed our initial public offering, pursuant to which we issued 11,499,999 ordinary shares, nominal value $0.025 per share.

Ordinary Shares
Our ordinary shares have a nominal value of $0.025 per share. Further details of the rights attaching to the ordinary shares are set out in the comparison table below and in the Constitution. In accordance with the Constitution, the following summarizes the rights of our ordinary shares:
•	The holders of ordinary shares are entitled to one vote for each ordinary share held of record on all matters submitted to a vote of the shareholders;
•
The holders of our ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings and receive a copy of every report, accounts, circular or other documents sent out by us to our shareholders; and

•
The holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders or in the case of an interim dividend, declared by our directors.

Stock Exchange Listing
Our ordinary shares are listed on the Nasdaq Global Market, under the symbol “GHRS.”
Transfer Agent and Registrar of Shares
Our share register is kept by Computershare Trust Company, N.A., which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Irish law does not recognize fractional shares held of record.
Key Provisions of our Constitution
The Constitution was adopted on June 24, 2021 and a summary of certain key provisions of the Constitution is set out below. The summary below is not a complete copy of the terms of the Constitution. For further information, please refer to the full version of the Constitution, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
The Constitution contains, among other things, provisions to the following effect:
Share Capital
The share capital consists of ordinary shares, nominal value $0.025 per share. Our authorized share capital consists of $1,000,000,000 divided into 40,000,000,000 ordinary shares, nominal value $0.025 per share.
We may issue shares subject to the maximum authorized share capital contained in our Constitution. The authorized share capital may be increased or reduced by a simple majority of the votes of the shareholders cast at a general meeting (which is referred to under Irish law as an ordinary resolution). The shares comprising our authorized share capital may be divided into shares of such nominal value as such resolution shall prescribe. As a matter of Irish company law, the directors of a company may issue new ordinary shares without shareholder approval once authorized to do so by the Constitution or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, so it must be renewed by the shareholders by an ordinary resolution on or before the expiry of this term (if we wish to issue shares). The Constitution authorizes our Board of Directors to allot new ordinary shares without shareholder approval for a period of five years from the date of adoption of the Constitution.

The rights and restrictions to which the ordinary shares are subject are prescribed in the Constitution.
The holders of our ordinary shares are entitled to one vote for each ordinary share upon all matters presented to our shareholders. Subject to any preferences granted to other classes of our securities that may be outstanding in the future (including any preferred shares that may be created), there are no voting right restrictions or preferences with respect to our shareholders.
Irish law does not recognize fractional shares held of record. Accordingly, the Constitution does not provide for the issuance of fractional shares of ours, and our register of members, or the register of members, does not reflect any fractional shares.
Whenever an alteration or reorganization of the share capital of ours would result in any of our shareholders becoming entitled to fractions of a share, our Board of Directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions.
Voting
All matters, other than those requiring a special resolution, may be approved by a simple majority of the members present (in person or by proxy) at any general meeting. The presence, in person or by proxy, of one or more persons holding or representing by proxy at least 25% of the votes that may be cast by all members constitutes a quorum for the conduct of business.
At any of our meetings, all resolutions put to our shareholders will be decided on a poll.
Irish company law requires certain matters to be approved by not less than 75% of the votes cast at a general meeting of our shareholders (which is referred to under Irish law as a special resolution). Examples of matters requiring special resolutions include:
•	amending the Constitution;
•	approving a change of name of GH Research PLC;
•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;
•	opting out of preemption rights on the issuance of new shares for cash;
•	our re-registration from a public limited company to a private company;
•	variation of class rights attaching to classes of shares (where the Constitution does not provide otherwise);
•	purchase of our shares off-market;
•	reduction of issued share capital;
•	sanctioning a compromise/scheme of arrangement;
•	resolving that we be wound up by the Irish courts;
•	resolving in favor of a shareholders’ voluntary winding up;
•	re-designation of shares into different share classes; and
•	setting the reissue price of treasury shares.
Variation of Rights
Where our shares are divided into different classes, the rights attaching to a class of shares may only be varied or abrogated if (a) the holders of 75% in nominal value of the issued shares of that class consent in writing to the variation, or (b) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation. The quorum at any such separate general meeting, other than an adjourned meeting, shall be one person holding or representing by proxy at least a majority in nominal value of the issued shares of the class in question and the quorum at an adjourned meeting shall be one person holding or representing by proxy shares of the class in question or that person’s proxy. The rights conferred upon the holders of any class of shares issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by a purchase or redemption by us of our own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.
Dividends
Under Irish law, dividends and distributions may only be made from distributable profits. Distributable profits, broadly, means the accumulated realized profits of a company, less accumulated realized losses of the company on a standalone basis. In addition, no dividend or distribution may be made unless the net assets of the company are not less than the aggregate of the company’s called up share capital plus undistributable reserves and the distribution does not reduce the company’s net assets below such aggregate. Undistributable reserves include a company’s undenominated capital (effectively its share premium and capital redemption reserve) and the amount by which the company’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed the company’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital. The determination as to whether or not the company has sufficient distributable profits to fund a dividend must be made by reference to “relevant financial statements” of the company. The “relevant financial statements” are either the last set of unconsolidated annual audited financial statements or unaudited unconsolidated financial statements prepared in accordance with the Irish Companies Act, which give a “true and fair view” of the company’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. These “relevant financial statements” must be filed in the Companies Registration Office (the official public registry for companies in Ireland).
The Constitution authorizes the Board to declare such interim dividends as appear justified from the profits of the company without the approval of the shareholders. The dividends can be declared and paid in the form of cash or non-cash assets, subject to applicable law. We may pay dividends in any currency. The Board may deduct from any dividend or other moneys payable to any shareholder all sums of money, if any, due from the shareholder to the company in respect of our ordinary shares.
We may, by ordinary resolution, declare final dividends to be paid to our shareholders. However, no dividend shall exceed the amount recommended by the Board of Directors. The Board of Directors may also pay to the shareholders such dividends as interim or final dividends as appear to the directors to be justified by our profits.
We have never declared or paid any cash dividend, and do not anticipate declaring or paying any cash dividends in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. See the section in our annual report on Form 20-F for the year ended December 31, 2022 titled “Item 3. Key Information—D. Risk Factors—Risks Related to the Ownership of Our Ordinary Shares.” Because there is no present intention to pay dividends on our ordinary shares for the foreseeable future, capital appreciation, if any, will be a shareholder’s sole source of gains and such shareholder may never receive a return on the shareholder’s investment.
For information about the Irish tax considerations relating to dividend payments, see the section in our most recent annual report on Form 20-F titled “Item 10. Additional Information—E. Taxation.”
Liquidation
Our duration will be unlimited. We may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of the shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure in circumstances where we fail to file certain returns.
The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, are prescribed in the Constitution and may be further prescribed in the terms of any preferred shares we issue from time to time. In particular, if we have issued any preferred shares, holders of such preferred shares may have the right to priority in our dissolution or winding up. The Constitution provides that, subject to the priorities of any creditors, the assets will be distributed to the shareholders in proportion to the paid up nominal value of the shares held by such shareholder. The Constitution provides that the shareholders are entitled to participate pro rata in a winding up, but their right to do so is subject to the rights of any holders of the shares issued upon special terms and conditions to participate under the terms of any series or class of such shares.

Preemption Rights
Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, we have opted out of these preemption rights in the Constitution as permitted under Irish company law for a period of five years from the date of adoption of the Constitution. Generally, this opt-out is required to be renewed at least every five years by a special resolution of our shareholders. If the opt-out is not renewed, as a general rule, shares issued for cash must be offered to our existing shareholders on a pro rata basis to their existing shareholding before any of our shares may be issued to any new shareholders. Statutory preemption rights do not apply (i) where shares are issued wholly or partly for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee option or similar equity plan.
Alteration of Share Capital
Under our Constitution, we may, by ordinary resolution, divide any or all of our share capital into shares of a smaller nominal value than our existing shares (often referred to as a share split) or consolidate any or all of our share capital into shares of larger nominal value than our existing shares (often referred to as a reverse share split).
We may, by ordinary resolution, reduce the authorized but unissued share capital. We may, by special resolution and subject to confirmation by the Irish High Court, reduce the issued share capital and any undenominated share capital.
Board of Directors
Appointment of Directors
The Constitution provides for a minimum of two directors and a maximum of nine directors. Our shareholders may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by ordinary resolution. Our Board of Directors determines the number of directors within the range of two to nine. Our Constitution does not require directors to retire on account of age.
Proceedings of Directors
Subject to the provisions of our Constitution, our Board of Directors may regulate their proceedings as they deem appropriate. A director may, and the secretary at the request of a director shall, call a meeting of the directors. The quorum for a meeting of our Board of Directors shall be fixed from time to time by decision of the Board of Directors, but it must never be fewer than two directors (or duly appointed alternate directors). Questions and matters requiring resolution arising at a meeting shall be decided by a majority of votes of the participating directors, with each director having one vote. In the case of an equality of votes, the chairperson will have a second or casting vote (unless the chairperson is not entitled to vote on the resolution in question).
Conflicts of Interest
Our directors have certain statutory and fiduciary duties as a matter of Irish law. All of the directors have equal and overall responsibility for management of our company (although directors who also serve as employees may have additional responsibilities and duties arising under their employment agreements (if applicable), and it is likely that more will be expected of them in compliance with their duties than non-executive directors). The Irish Companies Act provides specifically for certain fiduciary duties of the directors of Irish companies, including duties:
•	to act in good faith and in the best interests of the company;
•	to act honestly and responsibly in relation to the company’s affairs;
•	to act in accordance with the company’s constitution and to exercise powers only for lawful purposes;
•	not to misuse the company’s property, information and/or opportunity;
•	not to fetter their independent judgment;
•	to avoid conflicts of interest;
•	to exercise care, skill and diligence; and
•	to have regard for the interests of the company’s shareholders.

Other statutory duties of directors include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, maintaining certain registers, making certain filings and disclosing personal interests. Directors of public limited companies such as ourselves will have a specific duty to ensure that the company secretary is a person with the requisite knowledge and experience to discharge the role. Directors may rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (1) other directors, officers or employees of the company whom the director reasonably believes to be reliable and competent in the matters prepared or presented, (2) legal counsel, public accountants or other persons as to matters the director reasonably believes to be within their professional or expert competence or (3) a committee of the board of which the director does not serve as to matters within its designated authority, which committee the director reasonably believes to merit confidence.
Our Constitution provides that a director shall generally not vote at a meeting of the directors or a committee of directors on any resolution concerning a matter in which he or she has, directly or indirectly or together with any person or persons connected with him or her an interest which is material or a duty which conflicts or may conflict with the interests of the Company.
Directors’ and Officers’ Indemnity
To the fullest extent permitted by Irish law, the Constitution contains indemnification for the benefit of, amongst others, our directors, company secretary and executive officers. However, as to our directors and company secretary, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in the company’s constitution or any contract between the company and the director or company secretary. This restriction does not apply to our executive officers who are not directors, or other persons who would not be considered “officers” within the meaning of the Irish Companies Act.
Our Constitution also contains indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.
We are permitted under the Constitution and the Irish Companies Act to take out directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. In order to attract and retain qualified directors and officers, we maintain customary directors’ and officers’ liability insurance and other types of comparable insurance.
General Meetings
We are required to hold an annual general meeting in each calendar year within nine months of our fiscal year-end and with no more than 15 months elapsing between annual general meetings.
Notice of an annual general meeting must be given to all of our shareholders and to our auditors. The Constitution provides for a minimum notice period for an annual general meeting of 21 clear days, which is the minimum permitted under Irish law.
Generally speaking, the only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual statutory financial statements, balance sheet and reports of the directors and auditors, the appointment of new auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office. Where the constitution of a company so provides, as our Constitution does, additional matters may be required to be transacted such as the election and re-election of directors.
As provided under Irish law, extraordinary general meetings may be convened (i) by our Board of Directors, (ii) by request of our shareholders holding not less than 10% of our paid up share capital carrying voting rights for so long as our shares are not admitted to trading on a regulated market in any member state of the European Union, (iii) by request of our statutory auditor in connection with its resignation or (iv) in exceptional cases, by court order.

Notice of an extraordinary general meeting must be given to all our shareholders and to our auditors. Under Irish law and the Constitution, the minimum notice period of 21 clear days’ prior written notice applies, except that in the case of an extraordinary general meeting, if the company offers facilities to members to vote by electronic means and shareholders have passed a special resolution at the immediately preceding general meeting approving such shortened notice period, an extraordinary general meeting can be called with 14 clear days’ prior written notice (provided that no special resolutions are proposed to be put to a vote at that meeting). The notice periods prescribed for the convening of general meetings are on the basis of “clear” days, meaning the deemed date of receipt of the notice and the date of the meeting itself are not counted towards the minimum number of days’ notice required.
In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, the Board of Directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the Board of Directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of our receipt of the requisition notice.
If the Board of Directors becomes aware that our net assets are not greater than half of the amount of our called up share capital, the directors must convene an extraordinary general meeting of shareholders not later than 28 days from the date that they learn of this fact to consider how to address the situation.
Borrowing Powers
Subject to the Constitution and the Irish Companies Act, our Board of Directors may exercise all of our powers to:
(i)	borrow money;
(ii)	indemnify and guarantee;
(iii)	mortgage or charge;
(iv)	create and issue debentures and other securities; and
(v)	give security either outright or as collateral security for any of our debt, liability or obligation or any of a third party.
Uncertificated Shares
Shares in an Irish public limited company such as ours can, in principle, be issued and held either in a so-called certificated (i.e., hard copy share certificates are issued to shareholders) or a so-called uncertificated (i.e., dematerialized) form. All shareholders’ names must be entered into the register of members maintained by an Irish public limited company in order to acquire legal title to the shares.
To make shares in an Irish public limited company deliverable for trading on an exchange, the shares are required to be issued in uncertificated form.
Amendment of Constitution
Irish company law requires a special resolution of our shareholders (approval by not less than 75% of the votes cast at a general meeting of our shareholders) to approve any amendments to the Constitution.
Anti-Takeover Provisions of Irish Law
Irish Takeover Rules and Substantial Acquisition Rules
A transaction in which a third party seeks to acquire 30% or more of our voting rights and any other acquisitions of our securities will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder, the Irish Takeover Panel Act, 1997, Takeover Rules, 2022, or the Irish Takeover Rules, and will be regulated by the Irish Takeover Panel. The general principles of the Irish Takeover Rules, or the General Principles, and certain important aspects of the Irish Takeover Rules are described below.

General Principles
The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:
(i)
in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

(ii)
the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

(iii)	a target company’s board of directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;
(iv)
false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

(v)
a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

(vi)	a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and
(vii)
a “substantial acquisition” of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Transfer of Shares
Under certain circumstances, a person who acquires shares, or other voting securities, of a company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities in that company at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.
Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirement
If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must not be less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.
If the bidder or any of its concert parties has acquired our ordinary shares (1) during the 12-month period prior to the commencement of the offer period that represent more than 10% of our total ordinary shares or (2) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (1), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this Rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.
Substantial Acquisition Rules
The Irish Takeover Rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.
Takeover Timeline
Under the Irish Takeover Rules, in certain circumstances a strict 42-day deadline will be imposed within which a person with whom we are in talks, or from whom we have received an approach, regarding a possible offer is required to make a firm offer for the Company, or announce they will not be making an offer. The Irish Takeover Panel may agree to extend this deadline at our request. This deadline may deter potential bidders from making an offer for the Company.
Frustrating Action
Under the Irish Takeover Rules, our Board of Directors is not permitted to take any action that might frustrate an offer for our shares once our Board of Directors has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as (1) the issue of shares, options, restricted share units or convertible securities, (2) the redemption or repurchase of securities by the company (save in certain circumstances), (3) material acquisitions or disposals, (4) entering into contracts other than in the ordinary course of business or (5) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which our Board of Directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:
(a)	the action is approved by our shareholders at a general meeting; or
(b)	the Irish Takeover Panel has given its consent, where:
(i)	it is satisfied the action would not constitute frustrating action;
(ii)	our shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;
(iii)	the action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which our Board of Directors considered the offer to be imminent; or
(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.
Shareholders’ Rights Plan
Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Irish Takeover Rules and the General Principles underlying the Irish Takeover Rules. The Constitution allows our Board of Directors to adopt a shareholder rights plan upon such terms and conditions as our Board of Directors deems expedient and in the best interests of us, subject to applicable law.
Subject to the Irish Takeover Rules, our Board of Directors also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine and any such action should be taken in our best interests. It is possible, however, that the terms and conditions of any issue of preference shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.

Disclosure of Interests in Shares
Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our voting shares, or if as a result of a transaction a shareholder who was interested in 3% or more of our voting shares ceases to be so interested. Where a shareholder is interested in 3% or more of our voting shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.
In addition to these disclosure requirements, we, under the Irish Companies Act, may, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our shares, provide additional information, including the person’s own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to the Irish court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:
(i)	any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;
(ii)	no voting rights shall be exercisable in respect of those shares;
(iii)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and
(iv)	no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.
The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.
In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of 1% or more.

COMPARISON OF IRISH LAW AND DELAWARE LAW
As a public limited company incorporated under the laws of Ireland, the rights of our shareholders are governed by applicable Irish law, including the Irish Companies Act, and not by the law of any U.S. state. As a result, our directors and shareholders are subject to different responsibilities, rights and privileges than are applicable to directors and shareholders of U.S. corporations. The applicable provisions of the Irish Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Irish Companies Act applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. The applicable provisions in respect of the Company under the Constitution is also set out where relevant. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and Irish law. You are also urged to carefully read the relevant provisions of the Delaware General Corporation Law and the Irish Companies Act for a more complete understanding of the differences between Delaware and Irish law.

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Number of Directors
The Irish Companies Act provides for a minimum of two directors. The Constitution provides for a minimum of two directors and a maximum of nine. Our shareholders may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by ordinary resolution. Our Board of Directors determines the number of directors within the range of two to nine.

A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation.

Removal of Directors
Under the Irish Companies Act, the shareholders may, by ordinary resolution, remove a director from office before the expiration of his or her term, at a meeting held with no less than 28 days’ notice and at which the director is entitled to be heard. Because of this provision of the Irish Companies Act, a director may be so removed before the expiration of his or her period of office

The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against the Company in respect of his or her removal. The Constitution also provides that the office of a director will also be vacated if the director is restricted or disqualified to act as a director under the Irish Companies Act; resigns his or her office by notice in writing to us or in writing offers to resign and the directors resolve to accept such offer; or is requested to resign in writing by not less than 75% of the other directors.

A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred shares, directors may be removed at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).

	IRELAND	DELAWARE
Vacancies on the Board of Directors
Any vacancy on our Board of Directors, including a vacancy resulting from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a director, shall be deemed a casual vacancy. Any casual vacancy shall only be filled by the decision of a majority of our Board of Directors then in office, provided that a quorum is present and provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the Constitution as the maximum number of directors.

Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for the remaining term of office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. A director retiring at a meeting shall retain office until the close or adjournment of the meeting.

A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred shares, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of shareholders at which the term of the class of directors to which the newly elected director has been elected expires.

Annual General Meeting
We are required to hold annual general meetings at intervals of no more than 15 months after the previous annual general meeting, provided that an annual general meeting is held in each calendar year following our first annual general meeting, no more than nine months after our fiscal year-end.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements, the report of the directors, the report of the auditors on those statements and that report and a review by the members of our affairs. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.
Typical bylaws provide that annual meetings of shareholders are to be held on a date and at a time fixed by the board of directors.

General Meeting
Our extraordinary general meetings may be convened by (i) our Board of Directors, (ii) on requisition of shareholders holding not less than 10% of our paid up share capital carrying voting rights or (iii) on requisition of our
Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

	IRELAND	DELAWARE

auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

If our directors become aware that our net assets are half or less of the amount of our called up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Notice of General Meetings
Notice of a general meeting must be given to all our shareholders and to our auditors. The minimum notice periods are 21 clear days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 clear days’ notice in writing for any other extraordinary general meeting (if the company offers facilities to members to vote by electronic means and shareholders have passed a special resolution at the immediately preceding general meeting approving such shortened notice period). General meetings may be called by shorter notice, but only with the consent of our auditors and all of our shareholders entitled to attend and vote thereat. Because of the 21-clear day and 14-clear day requirements described in this paragraph, the Constitution includes provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of this requisition notice, our Board of Directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our Board of Directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one-half of

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

	IRELAND	DELAWARE
the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

Quorum
The presence, in person or by proxy, of one or more persons holding or representing by proxy at least 25% of the votes that may be cast at the relevant time constitutes a quorum for the conduct of business at a general meeting. No business may take place at a general meeting if a quorum is not present in person or by proxy. Our Board of Directors has no authority to waive quorum requirements stipulated in the Constitution. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals

Under Delaware law, a corporation’s certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Proxy
Under Irish law, a shareholder may designate another person to attend, speak and vote at a general meeting of the company on their behalf by proxy, which proxy need not be a shareholder.

Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy.

Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in accordance with the Constitution. The Constitution permits the appointment of proxies by our shareholders to be notified to us electronically, when permitted by our directors.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Issue of New Shares	Under the Constitution, we may issue shares subject to the maximum authorized share capital contained in the Constitution. The authorized share capital may be increased or reduced by a
Under Delaware law, if the company’s certificate of incorporation so provides, the directors have the power to authorize the issuance of additional stock. The directors may authorize capital stock to be issued for

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resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an “ordinary resolution.” As a matter of Irish law, the directors of a company may issue new ordinary shares without shareholder approval once authorized to do so by its constitution or by an ordinary resolution adopted by its shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it may be renewed by shareholders by an ordinary resolution. Accordingly, the Constitution authorizes our Board of Directors to issue new ordinary shares without shareholder approval for a period of five years from the date of the adoption of the Constitution.
consideration consisting of cash, any tangible or intangible property or any benefit to the company or any combination thereof.

Preemptive Rights
Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we have opted out of these preemption rights in the Constitution as permitted under Irish law. Because Irish law permits this opt-out to last for a maximum of five years, the Constitution provides that this opt-out will lapse five years after the adoption of the Constitution. Such opt-out may be renewed by a special resolution of the shareholders. A special resolution requires not less than 75% of the votes cast at a general meeting of our shareholders. If the opt-out is not renewed, shares issued for cash must be offered to our preexisting shareholders pro rata before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan.

Under Delaware law, stockholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

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Authority to Allot
Under the Constitution, we may issue shares subject to the maximum authorized share capital contained in the Constitution. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an “ordinary resolution.” Our authorized share capital may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish law, the directors of a company may issue new ordinary shares without shareholder approval once authorized to do so by its constitution or by an ordinary resolution adopted by its shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it may be renewed by shareholders by an ordinary resolution. Accordingly, the Constitution authorizes our Board of Directors to issue new ordinary shares without shareholder approval for a period of five years from the date of the adoption of the Constitution.

Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. The board may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Acquisition of Own Shares
Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. All redeemable shares must also be fully paid. Redeemable shares may, upon redemption, be cancelled or held in treasury. The Constitution provides that shareholder approval will not be required to deem any shares redeemable. We may also be given an additional general authority by our shareholders to purchase our own shares on-market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares that we hold at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. We may either cancel or, subject to certain conditions, reissue treasury shares.

Under Delaware law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

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Under Irish law, an Irish or non-Irish subsidiary may purchase our shares either on-market or off-market. For a subsidiary of ours to make on-market purchases of our shares, the shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of our shares is required. For an off-market purchase by a subsidiary of ours, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. This authority must specify the date on which the authority is to expire, which shall not be more than 18 months from the date the special resolution was passed. The person whose shares of ours are to be bought cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by our shareholders at our registered office.

Different Classes of Shares
Without prejudice to any rights attached to any existing shares, we may issue shares with such rights or restrictions as we determine by an ordinary resolution approved by our shareholders. As a matter of Irish company law, the directors of a company may issue new ordinary shares without shareholder approval once authorized to do so by the constitution or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution (if we wish to issue shares). The Constitution authorizes our Board of Directors to issue new ordinary shares without shareholder approval for a period of five years from the date of adoption of our Constitution. We may also issue shares which are, or are liable to be, redeemed at the option of us or the holder.

Whenever our share capital is divided into different classes of shares, the special rights

A company’s Delaware’s certificate of incorporation may authorize the board of directors:

 (1)
to provide for the issuance of one or more series of preferred stock;

 (2)
to establish from time to time the number of shares to be included in such series; and

 (3)
to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each such series.

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attached to any class may be varied or abrogated either with the written consent of the holders of 75% in nominal value of the issued shares of the class (excluding shares held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise), and may be so varied or abrogated either while we are a going concern or during or in contemplation of a winding up. The rights conferred upon the holders of any class of shares issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by our purchase or redemption of our own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

Dividends
Under Irish law, dividends and distributions may only be made from distributable reserves which are, generally, a company’s accumulated realized profits less its accumulated realized losses. In addition, no distribution or dividend may be made if our net assets are not, or if making such distribution or dividend will cause our net assets to not be, equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves. Undistributable reserves include the company’s undenominated capital and the amount by which a company’s accumulated unrealized profits exceeds its accumulated unrealized losses. The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our most recent unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

The Constitution authorizes our Board of Directors to declare an interim dividend without shareholder approval to the extent they appear justified by profits of the Company available for distribution. Our Board of Directors may also recommend a dividend to be approved and declared by the

Under Delaware law, subject to any restriction in the corporation’s certificate of incorporation, the Board may declare and pay dividends out of:

 (1)
surplus of the corporation, which is defined as net assets less statutory capital; or

 (2)
if no surplus exists, out of the net profits of the corporation for the year in which the dividend is declared and/or the preceding year; provided, however, that if the capital of the corporation has been diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets, the Board may not declare and pay dividends out of the corporation’s net profits until the deficiency in the capital has been repaired.

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shareholders at a general meeting, provided that no dividend issued may exceed the amount recommended by the directors.

General Provisions Governing a Liquidation; Liquidation Distributions
Our duration will be unlimited. We may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of our shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, are prescribed in the Constitution.

Upon the dissolution of a Delaware corporation, after satisfaction of the claims of creditors, the assets of that corporation would be distributed to stockholders in accordance with their respective interests, including any rights a holder of shares of preference shares may have to preferred distributions upon dissolution or liquidation of the corporation.

Amendment of Constitution
Irish company law requires a special resolution of our shareholders (approval by not less than 75% of the votes cast at a general meeting of our shareholders) to approve any amendments to the Constitution.

Amendment of Certification of Incorporation and Bylaws

Under Delaware law, amendments to a corporation’s certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment.

If a class vote on the amendment is required by the Delaware General Corporation Law, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, the board of directors may amend bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend bylaws.

Acquisition of Treasury Share and Reduction of Share Capital
We may reduce our authorized but unissued share capital in any manner permitted by the Irish Companies Act. We also may, by special resolution (approved by not less than 75% of the votes cast at a general meeting of our shareholders) and subject to confirmation by the Irish High Court, reduce our issued share capital in any way permitted by the Irish Companies Act.

For purposes of Irish law, repurchases of

Under Delaware law, a corporation, by an affirmative vote of a majority of the board of directors, may reduce its capital by reducing or eliminating the capital represented by shares of capital stock which have been retired, by applying to an already authorized purchase redemption, conversion or exchange of outstanding shares of its capital stock some or all of the capital represented by shares being purchased, redeemed, converted or exchanged or any capital that has not been allocated to any

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our shares may be effected by a redemption if the repurchased shares are redeemable shares or are deemed to be redeemable shares by the Constitution.

The Constitution provides that, unless the Board of Directors determines otherwise, each of our shares shall be deemed to be a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between us and any person pursuant to which we acquire or will acquire our shares, or an interest in our shares, from the relevant person. Redeemable shares of ours shall have the same characteristics as any other of our shares save that they shall be redeemable in accordance with the arrangement.

particular class of capital stock or by transferring to surplus capital some or all of the capital not represented by any particular class of its capital stock or the capital associated with certain issued shares of its par value capital stock. No reduction of capital may be made unless the assets of the corporation remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been provided.

Rights of Inspection
Under Irish law, our shareholders have the right to: (i) receive a copy of the Constitution; (ii) inspect and obtain copies of the minutes of our general meetings and resolutions; (iii) inspect and receive a copy of our register of members, register of directors and secretaries, register of directors’ interests, register of directors’ service contracts and memoranda and other statutory registers that we maintain; (iv) receive copies of balance sheets and directors’ and auditors’ reports that have previously been sent to our shareholders prior to an annual general meeting; and (v) receive balance sheets of any of our subsidiaries that have previously been sent to our shareholders prior to an annual general meeting for the preceding 10 years.

Delaware law allows any stockholder in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from:

(1) the corporation’s stock ledger, a list of its stockholders, and its other books and records; and

(2) a subsidiary’s books and records, to the extent that:

(a) the corporation has actual possession and control of such records of such subsidiary; or

(b) the corporation could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand:

(i) the stockholder inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the corporation or the subsidiary and a person or persons not affiliated with the corporation; and

(ii) the subsidiary would not have the right under the law applicable to it to deny the corporation access to such books and records upon demand by the corporation.

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Liability of Directors and Officers
To the fullest extent permitted by Irish law, the Constitution contains indemnification for the benefit of, among others, our directors, company secretary and executive officers. However, as to our directors and company secretary, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its Constitution or any contract between the company and the director or company secretary. This restriction does not apply to our executive officers who are not directors, our company secretary or other persons who would be considered “officers” within the meaning of the Irish Companies Act.

The Constitution also contains indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

We are permitted under the Constitution and the Irish Companies Act to take out directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. In order to attract and retain qualified directors and officers, we maintain customary directors’ and officers’ liability insurance and other types of comparable insurance.

Delaware law permits a corporation’s certificate of incorporation to include a provision eliminating or limiting the personal liability of a director or officer (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director or officer. However, no provision can eliminate or limit the liability of:

 (1)
a director or officer for any breach of his or her duty of loyalty to the corporation or its stockholders;

 (2)
a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

 (3)
a director for intentional or negligent payment of unlawful dividends or stock purchases or redemptions;

 (4)
a director or officer for any transaction from which he or she derives an improper personal benefit; or

 (5)
an officer in any action by or in right of the corporation.

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Voting Rights
Under the Constitution, each holder of our ordinary shares is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. We may not exercise any voting rights in respect of any shares held as treasury shares. Any shares held by our subsidiaries will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares.

Each stockholder is entitled to one vote for each share of capital stock held by the stockholder, unless the certificate of incorporation provides otherwise. If issued, the voting rights of holders of preferred stock will be determined by the certificate of incorporation or the certificate of designation with respect to such preferred stock.

Shareholder Vote on Certain Transactions
Pursuant to Irish law, shareholder approval in connection with a transaction involving the Company would be required under the following circumstances:

 •
in connection with a scheme of arrangement, both a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve such a scheme would be required;

 •
in connection with an acquisition of the Company by way of a merger with an EU company under the EU Cross-Border Mergers Directive (Directive (EU) 2017/1132 of June 14, 2017, as amended by Directive (EU) 2019/2121 of November 27, 2019), approval by a special resolution of the shareholders would be required; and

 •
in connection with a merger with an Irish company under the Irish Companies Act, approval by a special resolution of shareholders would be required.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

 •
the approval of the board of directors; and

 •
the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of the corporation entitled to vote on the matter.

Standard of Conduct for Directors
The directors of the Company have certain statutory and fiduciary duties as a matter of Irish law. All of the directors have equal and overall responsibility for the management of the Company (although directors who also serve as employees may have additional responsibilities and duties arising under their employment agreements (if applicable), and it is likely that more will be expected of them in compliance with their duties than non-executive directors).

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interests of the stockholders.

Directors of a Delaware corporation owe

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The Irish Companies Act provides specifically for certain fiduciary duties of the directors of Irish companies, including duties:

 •
to act in good faith and in the best interests of the company;

 •
to act honestly and responsibly in relation to the company’s affairs;

 •
to act in accordance with the company’s constitution and to exercise powers only for lawful purposes;

not to misuse the company’s property, information and/or opportunity;

 •
not to fetter their independent judgment;

to avoid conflicts of interest;

 •
to exercise care, skill and diligence; and

 •
to have regard for the interests of the company’s shareholders.

 •
Other statutory duties of directors include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, maintaining certain registers, making certain filings and disclosing personal interests. Directors of public limited companies such as the Company will have a specific duty to ensure that the company secretary is a person with the requisite knowledge and experience to discharge the role. Directors may rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (1) other directors, officers or employees of the company whom the director reasonably believes to be reliable and competent in the matters prepared or presented, (2) legal counsel, public accountants fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or breakup of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

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or other persons as to matters the director reasonably believes to be within their professional or expert competence or (3) a committee of the board of which the director does not serve as to matters within its designated authority, which committee the director reasonably believed to merit confidence.

Shareholder Suits
In Ireland, the decision to institute proceedings is generally taken by a company’s board of directors, who will usually be empowered to manage the company’s business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of the company.

The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would otherwise go unredressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (i) that the company is entitled to the relief claimed and (ii) that the action falls within one of the five exceptions derived from case law, as follows:

 (1)
where an ultra vires or illegal act is perpetrated;

 (2)
where more than a bare majority is required to ratify the “wrong” complained of;

 (3)
where the shareholders’ personal rights are infringed;

 (4)
where a fraud has been perpetrated upon a minority by those in control; or

 (5)
where the justice of the case requires a minority to be permitted to institute proceedings.

Shareholders may also bring proceedings against the company

Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the Delaware General Corporation Law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

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where the affairs of the company are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct that is burdensome, harsh or wrong.

Conduct must relate to the internal management of the company. This is an Irish statutory remedy and the court can grant any order it sees fit, usually providing for the purchase or transfer of the shares of any shareholder.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, debt securities, warrants or any combination of such securities. The terms of the units and the securities comprising such units and the material terms of the unit agreement will be set forth in the applicable prospectus supplement.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.
If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•	through agents; or
•	through any other method permitted by applicable law and described in the applicable prospectus supplement.
The prospectus supplement will state the terms of the offering of the securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by us, if any;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

EXPENSES
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

Expense	Amount
SEC registration fee	$ 22,040
FINRA filing fee	30,500
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Total	$*

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.
LEGAL MATTERS
We are being represented by Davis Polk & Wardwell LLP with respect to certain legal matters as to U.S. federal securities and New York State law. The validity of certain securities and certain other matters with respect to Irish law will be passed upon for us by A&L Goodbody LLP. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.
EXPERTS
The financial statements as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements for the year ended December 31, 2020 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are organized under the laws of Ireland and our registered address is in Dublin, Ireland. In addition, all members of our Board of Directors, and all of our officers, as well as certain experts named herein, reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon GH Research PLC or such other persons residing outside the United States, or to enforce outside the United States judgments obtained against such persons in U.S. courts in any action, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, rights predicated upon the U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We maintain a corporate website at www.ghres.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained in or connected to our website is not incorporated into this prospectus or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below:
•	our annual report on Form 20-F for the year ended December 31, 2022; and
•
our registration statement on Form 8-A filed with the SEC on June 22, 2021, which incorporates by reference the description of our ordinary shares from our registration statement on Form F-1 (File No. 333-256796), and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.
You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.ghres.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:
GH Research PLC
Joshua Dawson House
Dawson Street
Dublin 2
D02 RY95
Ireland
+353 1 437 8334

$150,000,000 of Ordinary Shares

GH Research PLC
PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Cantor	Stifel	RBC Capital Markets

Co-Lead Managers

Canaccord Genuity	Citizens JMP

   , 2025